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                                                                   EXHIBIT 99.18

                          DIAMOND WALNUT GROWERS, INC.

                 Special Meeting of Members to be held on , 2005



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Michael J. Mendes and John J. Gilbert, and each of them, as the Proxyholders, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all property interests, of Diamond Walnut Growers, Inc. (the "COMPANY") that the undersigned is entitled to vote at the Special Meeting of Members of the Company to be held on , 2005 at 10:00 a.m., at 1050 South Diamond Street, Stockton, California, 95205-7807 and at any adjournment or postponement thereof.

         This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Proposal and in accordance with the judgment and in the discretion of the persons named as Proxyholders herein on any other business that may properly come before the Meeting or any adjournment or postponement thereof, to the extent authorized by Rule 14A-4(c) promulgated under the Securities Exchange Act of 1934, as amended.


          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.



SEE REVERSE   CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE   SEE REVERSE
   SIDE                                                                 SIDE


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                                   DETACH HERE

[X]  Please mark
     votes as in this      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
     example.              YOU VOTE FOR THE PROPOSAL TO APPROVE THE CONVERSION.





                                                      [ ]  MARK HERE FOR ADDRESS
                                                           CHANGE AND NOTE BELOW

1. Proposal to approve the Plan of Conversion.     FOR     AGAINST     ABSTAIN
                                                   [ ]       [ ]         [ ]


Please sign exactly as your name appears on this Proxy. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership. Please date this Proxy.

Signature:                               Date:
           ----------------------------        ---------------------------------

Printed Name:
              -------------------------

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

                                 (Reverse Side)


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